Exhibit 99.3

FOR IMMEDIATE RELEASE

Alphatec Spine Disrupts Market with Acquisition of SafeOp Surgical,

~$50M Equity Financing, and Strategic Leadership Appointments

•	Acquisition provides Alphatec most advanced automated neuromonitoring technology

•	Private placement funded by senior leadership, new and existing investors

•	Luiz Pimenta, MD, PhD, to assume role of Chief Medical Officer

CARLSBAD, Calif., March 8, 2018 — Alphatec Holdings, Inc. (“Alphatec” or the “Company”) (Nasdaq: ATEC), a provider of innovative spine surgery solutions with a mission to improve patient lives through the relentless pursuit of superior outcomes, announced today that it has acquired SafeOp Surgical, Inc. (“SafeOp”). SafeOp is a privately-held provider of advanced neuromonitoring technology designed to prevent the intraoperative risk of nerve injury with automated assessment that obviates the need for a technician or other neuromonitoring professional in most surgeries. The Company also announced a $50 million capital raise, the proceeds of which were used, in part, to fund the acquisition.

Additionally, the Company announced several leadership updates. Pat Miles has assumed the role of Chief Executive Officer. Terry Rich has been appointed President and Chief Operating Officer. Both will retain their existing Board positions. Dr. Luiz Pimenta has been appointed Chief Medical Officer.

SafeOp Acquisition

SafeOp has developed patented technology that automates SSEP’s (Somatosensory Evoked Potentials), designed to provide surgeons with unprecedented, objective feedback during surgery.

“This strategic acquisition of SafeOp marks a transformational moment for the new ATEC,” said Pat Miles. “Our answer to the need for better neuromonitoring is investing in technology that automates information to enable objective clinical decision making and eradicate non-critical operating room personnel. The integration of this key technology into our spine procedures will address unmet clinical needs and improve surgical outcomes in spine. We expect the combination to accelerate our business by increasing procedural revenue and driving pull-through across our entire portfolio.”

In consideration for SafeOp, Alphatec will pay $15 million in up-front cash, a $3 million convertible note, and the issuance of 3.3 million shares of common stock and warrants to purchase 2.2 million shares of common stock at an exercise price of $3.50 per share. SafeOp will be eligible to receive an additional 1.3 million shares of common stock, subject to the achievement of performance milestones. The issuance of the shares of common stock in the merger, including at closing, upon achievement of milestones, conversion of the notes and exercise of the warrants is subject to limitations until required stockholder approval is obtained in accordance with the NASDAQ Global Select Market rules.

Leadership and Board Appointments

The Company also announced the following leadership and board appointments.

Dr. Luiz Pimenta will advise Alphatec as Chief Medical Officer. Pimenta is a world-renowned spine surgeon with over 30 years of expertise, and is widely credited with pioneering innovative surgical techniques and developing new technologies to improve spine surgery. His broad contributions have been commercialized via numerous industry partners. Dr. Pimenta will enhance the ATEC strategy by focusing on spine innovation and medical education.

Miles continued, “I am honored and thrilled to work again with Dr. Pimenta. His decision to assume a key role in our mission is pivotal. It speaks volumes of the surgical community’s perception of ATEC’s visceral dedication to improved outcomes through eXtreme innovation.”

Richard O’Brien, M.D., and Robert Snow, the scientific principals of SafeOp, with over 50 years of combined neurophysiology expertise will join Alphatec as executives. Prior to serving as Vice President of Development and Chief Medical Officer of SafeOp, Dr. O’Brien, a renowned inventor and neurologist, was Medical Director of Impulse Monitoring, Inc., a neuromonitoring provider. Before joining Impulse Monitoring, O’Brien spent over two decades in the neurophysiology field, as both a physician and consultant. Mr. Snow, a neurophysiologist, was SafeOp’s Vice President, Marketing for 5 years, following an 11-year tenure as co-founder and Senior Vice President of Marketing at Impulse Monitoring.

“I could not be more excited to join the ATEC family and to engage in the creation of automated tools that provide objective information for better clinical decision making,” said O’Brien.

The SafeOp development and integration effort will be led by Jim Gharib, an electrical engineer with more than 20 years of experience in the field of neurophysiology. Gharib was the technical lead of NuVasive’s neurophysiology platform from the company’s inception to its achievement of billion-dollar revenue levels. Gharib is a named inventor on more than 20 patents in the fields of neuromonitoring, spine surgery, IV infusion, and blood chemistry.

“I am exceptionally pleased to work again with Rob, Richard, and Jim, the new leaders of our adjunctive technology team,” said Terry Rich, President and Chief Operating Officer of Alphatec. “They each have a proven history of successfully creating value in the neurophysiologic and spine marketplace. I look forward to working with each of these new leaders as we evolve into a leading spine market player.”

Three new members have joined the Alphatec Board of Directors, in connection with the above transactions:

•

James Tullis, the founder and Chief Executive Officer of Tullis Health Investors, a healthcare investment firm, has over 40 years of experience in healthcare-focused investments. Prior to establishing his firm in 1986, Tullis served as an award-winning healthcare investment research analyst and Principal at Morgan Stanley, focusing on pharmaceuticals and medical devices.

•

Jason Hochberg a partner with L-5 Healthcare Partners, and the Founder and CEO of SJS Beacon, an investment company, has over 20 years of business and legal experience. Prior to founding SJS Beacon, Hochberg held various leadership roles throughout a 15-year tenure at LS Power, an energy investment and innovation company, serving most recently as Chief Operating Officer and as a Principal in LS Power’s private equity fund advisor. He started his professional career at the law firm of Latham & Watkins in 1996.

•

Evan Bakst, a partner with L-5 Healthcare Partners, and the Founder of and Portfolio Manager at Treetop Capital, a healthcare investment firm. He has over 25 years of experience in healthcare-focused investments. Prior to founding Treetop Capital, Bakst was a partner for 7 years at Tremblant Capital, an equity hedge-fund manager, where he led the global healthcare group and held various other leadership roles.

Equity Financing Transactions

The Company announced that it has entered into financing transactions to raise an aggregate of $50 million, through a private placement of Series B Convertible Preferred Stock and warrants exercisable for common stock, and a warrant exchange agreement with a holder of an existing warrant for an aggregate consideration of $4.8 million. The private placement was led by L-5 Healthcare Partners, LLC, a healthcare-dedicated institutional investor, and included certain directors and executive officers of Alphatec, as well as other new and existing institutional and independent investors. The Company used a portion of the net proceeds from the private placement and warrant exercise to fund the $15 million cash purchase price for SafeOp, and expects to use the remainder for general corporate purposes.

Raymond James & Associates, Inc., is acting as placement agent in connection with the private placement and financing advisor in connection with the SafeOp acquisition.

Additional information and legal disclosures about the transaction are contained in the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

The securities to be sold in the private placement will not have been registered under the Securities Act of 1933, as amended, or state securities laws as of the time of issuance and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. Alphatec has agreed to file one or more registration statements with the SEC registering the resale of the shares of common stock purchased in the private placement and the shares of common stock underlying the warrants and issuable upon conversion of the Series B Convertible Preferred Stock.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

Inducement Award

As an inducement to accepting employment with the Company, and in accordance with applicable NASDAQ listing requirements, the Board of Directors has also approved an award, collectively, to these new additions of 45,000 restricted stock units (RSUs) and 45,000 stock options (Options).

The RSUs and options will be granted following registration of the common stock underlying the RSUs and Options. The RSUs will vest in equal annual installments on each of the first four anniversaries of date of employment, and the options will vest 25 percent on the first anniversary and in equal monthly installments of 1/36th of the balance of the Options, provided the recipient remains continuously employed by Alphatec as of such vesting date. In addition, the RSUs and Options will fully vest upon a change in control of Alphatec.

The Board approved an amendment to Alphatec’s 2016 Employment Inducement Award Plan to increase the shares reserved for issuance thereunder by 600,000 shares, effective March 6, 2018.

Investor Conference Call

Alphatec will hold a conference today at 1:30 p.m. PT / 4:30 p.m. ET to discuss the strategic acquisition, in conjunction with fourth quarter and full year 2017 results. The dial-in numbers are (877) 556-5251 for domestic callers and (720) 545-0036 for international callers. The conference ID number is 7887979. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.atecspine.com.

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc., through its wholly owned subsidiary Alphatec Spine, Inc., is a medical device company that designs, develops, and markets spinal fusion technology products and solutions for the treatment of spinal disorders associated with disease and degeneration, congenital deformities, and trauma. The Company’s mission is to improve lives by providing innovative spine surgery solutions through the relentless pursuit of superior outcomes. The Company markets its products in the U.S. via independent sales agents and a direct sales force.

Additional information can be found at www.atecspine.com.

About Safe-Op Surgical

SafeOp is a privately-held provider of automated neuromonitoring technology. The Company’s EPAD device was approved by the FDA in January 2014, intended for use in monitoring neurological status by automating & recording somatosensory evoked potentials (SSEP) or assessing the neuromuscular junction (NMJ). Functionality, including free run EMG and triggered EMG will be added later this year.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include the references to the Company’s strategy in significantly repositioning the Alphatec brand and turning the Company into a growth organization. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainties regarding the Company’s ability to recognize the expected synergies and other benefits of the SafeOp acquisition; the difficulties in the integration of SafeOp post-closing; the diversion of management time to address transaction-related issues; the uncertainties related to litigation involving the acquisition of SafeOp or the private placement or limitations or restrictions imposed by regulatory authorities; the uncertainties related to unanticipated integration costs or undisclosed liabilities assumed; the uncertainties related to the acceptance of the SafeOp acquisition and its products by third parties; the uncertainty of success in developing new products or products currently in the Company’s pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community, including Battalion and Arsenal Deformity; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable fourth party reimbursement for procedures performed using the Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other competing products and with emerging new technologies; product liability exposure; an unsuccessful outcome in any litigation in which the Company is a defendant; patent infringement claims; claims related to the Company’s intellectual property and the Company’s ability to meet its financial obligations under its credit agreements and the Orthotec settlement agreement. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in the Company’s most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. Alphatec disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Carol Ruth

The Ruth Group

(646) 536-7000

alphatec@theruthgroup.com

Company Contact:

Jeff Black

Executive Vice President and Chief Financial Officer

Alphatec Holdings, Inc.

ir@atecspine.com